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                              STOCK LOAN AGREEMENT

         This Agreement (the "Agreement") is made this 15th day of October 2003, by and among Norman Gardner ("Lender"), Californian Securities S.A. ("CSSA"), LaserLock Technologies, Inc. ("LL") and Pacific Continental Securities (UK) Nominees Limited ("Nominees")

                                 R E C I T A L S

         WHEREAS, CSSA has entered into an agreement with LL dated May 2, 2003 wherein LL agreed to sell and CSSA has agreed to purchase up to 18,000,000 shares of common stock of LL ("Shares") in a transaction that is exempt from registration under Regulation S to the Securities Act of 1933, as amended (the "Reg. S Agreement");

         WHEREAS, LL and CSSA have fully performed under the Reg. S Agreement;

         WHEREAS, CSSA has resold some the shares purchased from LL to third parties including clients of Nominees;

         WHEREAS, Nominees has received offers to purchase from its clients to purchase shares in excess of the Shares;

         WHEREAS, LL desires to sell CSSA an additional 4,629,639 shares of common stock (the "Additional Shares") in exchange for a payment of $347,223; and

         WHEREAS, LL will deliver 2,250,000 of the Additional Shares in a separate closing to take place on or about October 21, 2003; and

         WHEREAS, LL is unable to deliver the 2,379,639 shares of common stock ("Remainder Shares") because it has previously issued, or reserved for issuance, all of the shares of common stock of the Company authorized under its Articles of Incorporation;

         WHEREAS, LL has agreed in a writing dated as of October 15, 2003 (the "Amendment") to sell and deliver the Additional Shares and to take all steps necessary to issue the Additional Shares including holding a shareholders meeting to procure shareholder consent to increasing the authorized number of shares of common stock the Company, amending its articles of incorporation in accordance with the resolution, filing the amended articles of incorporation with the Secretary of State of the State of Nevada and issuing a certificate for the Additional Shares;




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         WHEREAS, LL does not believe that it will be authorized to issue the
Additional Shares until early December 2003. LL has agreed with CSSA to deliver the Additional Shares on or before December 31, 2003 (the "Delivery Date");

         WHEREAS, Lender is an officer, director and principal shareholder of LL who would benefit by LL receiving the Proceeds; and

         WHEREAS, Lender has agreed to loan to LL for delivery into escrow up to 2,379,639 shares of common stock ("Pledged Shares") as security for LL's promise to deliver a new certificate for the Remainder Shares; and

         WHEREAS, the agreed purchase price for the Remainder Shares is $178,473 ("Proceeds"); and

         WHEREAS, CSSA and Nominees have agreed to accept the Pledged Shares as constructive delivery for purposes of the Amendment to the Reg. S Agreement for Remainder Shares which were not otherwise sold and delivered and to pay out the balance of the purchase price to LL.

         NOW THEREFORE, in consideration of the promises, covenants and undertakings hereinafter set out and other good and valuable consideration, the receipt and adequacy of which each party acknowledges, one to the other, the parties hereto, agreeing to be legally bound, covenant and agree as follows:

         1. Loan of Stock: Lender will lend the Pledged Shares to LL on the terms and subject to the conditions hereinafter set forth, said loan to take the form of a certificate or certificates totally at least 2,379,639 Shares, endorsed in blank and with signature medallion guaranteed. LL will deliver the Pledged Shares into an escrow (the "Escrow") to which CSSA, Lender, and the Escrow Agent, as hereafter to be named, shall be parties and shall be in the form attached hereto as Exhibit A. The Escrow Agent shall hold the Pledged Shares according to the terms of this Loan Agreement and the Escrow Agreement.

         2. Term: This Agreement shall commence on the date first above written and shall terminate unless earlier terminated by the parties upon the first to occur of (i) the delivery by LL to the Escrow Agent of a certificate ("Substitute Certificate") for the Remainder Shares or
            (ii) December 31, 2003 unless extended by the parties from time to time in accordance with Paragraph ** below, but in no event later than 100 days following the date of this Agreement.



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         3. Rights and Duties of the Lender:

                 a. Subject only to the rights of CSSA and Nominees hereunder and the Escrow Agreement, the Lender shall have and retain full legal and beneficial ownership of the Pledged Shares including the right to vote the shares until surrendered by the Escrow Agent to LL's stock transfer agent for reissue to Nominees as hereinafter provided. The foregoing to the contrary notwithstanding, all economic benefits and obligations including (i) the benefit of increase and risk of decrease in the value of the Pledged Shares, any cash or stock dividends payable to shareholders of record occurring during the term of this Agreement shall be for the account of CSSA and Nominees and shall be evidenced by the Lender's written acknowledgement of the amount due ("Due Bill") from Lender to CSSA and Nominees which shall become part of the Escrow Deposits (as defined in Exhibit 1 hereto) or any new shares issued as part of a stock split or reverse stock split shall be for the account of CSSA and Nominees (collectively, the "Economic Benefit") or (ii) all taxes, assessments or other charges upon or with respect to the Pledged Shares or the income therefore or distributions thereon or the gain or loss in value thereof. In the event LL delivers a substitute certificate(s) for the Remainder Shares, then all such economic benefits shall become the sole property of CSSA and Nominees and Lender shall pay or arrange to pay to CSSA and Nominees all cash or other property covered by the Due Bill. Lender shall have the right to net gains and income against losses and expenses before paying over the Economic Benefit to CSSA and Nominees.




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                 b.   The Lender shall, except as hereinafter set forth, have
                      the right to withdraw excess Pledged Shares, to substitute other shares of common stock of LL provided they are of the same class and subject to the same restrictions as the Pledged Shares, and subject to the termination date of this Agreement, to determine the timing of any transfer of the Pledged Shares from Lender to Nominees.

                 c. The Escrow Agent, CSSA and Nominees shall have no right to pledge, repledge, lend or relend, hypothecate or rehpothecate the Pledged Shares during the term of this Agreement.

                 d. Lender may at any time after the Delivery Date but before the termination of this Agreement, and so long as LL has failed to deliver a certificate for the Remainder Shares, extend the term of this Agreement for fourteen (14) business days by written notice to the Escrow Agent, CSSA, and Nominees.

                 e. Lender shall execute the Escrow Agreement in the form attached hereto as Exhibit A.

         4. Rights and Duties of CSSA:

                 a. CSSA shall execute the Escrow Agreement in the form attached hereto as Exhibit A.

                 b. CSSA shall pay the Proceeds directly to LL and not as part of the Escrow Agreement within two business days upon receipt of evidence that the Company has deposited the Pledged Shares with the Escrow Agent.

                 c.   CSSA shall have no other duties or obligations thereafter.


         5. Rights and Duties of LL:

                 a. LL shall execute the Escrow Agreement in the form attached hereto as Exhibit A.

                 b. LL shall, upon receipt from Lender, deliver the Pledged Shares to the Escrow to be held and administered in accordance with the terms of this Agreement and the Escrow Agreement.


                 c. LL shall pay the Proceeds to Lender in the event that the Pledged Shares are transferred on the books of LL from Lender to CSSA and/or Nominees. Payments shall be made within 3 business days of the transfer unless LL and Lender agree otherwise in writing. LL shall cooperate with Lender in closing any separate account and transferring the Proceeds to Lender if Lender's Pledged Shares are transferred to Nominees.




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                 d.   LL shall retain the Proceeds upon delivery of a substitute certificate(s) for the Remainder Shares to the Escrow Agent. Lender shall cooperate with LL in transferring the Proceeds to LL if LL delivers the certificate for the Additional Shares.

         6. Rights and Duties of Nominees:

                 a. Nominees shall release the Proceeds to CSSA upon receipt of the Notice of Confirmation from Escrow Agent.

                 b. Nominees shall consent to at least one extension of 14 business days to the term of this Agreement if requested by Lender.

         7. Acts of Default:

                 a. A default shall exist if the Lender fails to deliver the Pledged Shares to the Escrow Agent; or

                 b.   CSSA fails to pay the Proceeds to LL as prescribed herein;
                      or

                 c. LL fails to deliver the substitute certificate for the Remainder Shares prior to the termination of this Agreement; or

                 d. LL fails to deliver the substitute certificate for the Remainder Shares and fails to pay the Proceeds to Lender upon transfer of the Pledged Shares to Nominees.


         8. Remedies Upon a Default:

                 a. If LL fails to deliver the certificate for the Additional Shares, CSSA and Nominees sole remedy is to transfer the Pledged Shares into its own name and to collect on any Due Bill issued by Lender.

                 b. If CSSA fails to pay the Proceeds to LL, LL may exercise any of its rights in law and in equity against CSSA for breach of this Agreement.

                 c. If LL fails to deliver the substitute certificate for the Pledged Shares, Lender's sole remedy as against Nominees and CSSA is the Proceeds previously delivered to LL. Nothing in this Paragraph 8(c) shall limit any other rights or remedies that Lender may have with respect to LL.



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                 d.   If LL fails to deliver the substitute certificate for the
                      Additional Shares and Lender's Pledged Shares are transferred to Nominees, then, in addition to any other rights and remedies Lender may have as against LL in law or in equity, LL shall as soon a practical, deliver a substitute certificate for the number of shares transferred to Nominees and shall reimburse Lender for any costs, including taxes due on account of the transfer of the Pledged Shares and any Economic Benefit transferred to Nominees by way of the Due Bill.

         9. Indemnification:

                 a. LL and Lender agree to indemnify and hold harmless CSSA and Nominees harmless from any all proceedings, charges, complaints, claims, causes of action, demands, injunctions, judgments, orders, decrees, rulings, damages, investigation and/or remediation costs, dues, penalties, fines, costs of defense and other costs, amounts paid in settlement, liabilities, obligations, responsibilities, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses to which it becomes liable on account of or arising out of any disputes between LL and Lender relating to this Agreement.

                 b. CSSA and Nominees agree to indemnify and hold harmless LL and Lender from any and all harmless from any all proceedings, charges, complaints, claims, causes of action, demands, injunctions, judgments, orders, decrees, rulings, damages, investigation and/or remediation costs, dues, penalties, fines, costs of defense and other costs, amounts paid in settlement, liabilities, obligations, responsibilities, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses to which it becomes liable on account of or arising out of any disputes between CSSA and Nominees relating to this Agreement..



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         10. Warranties and Representations of LL: LL warrants and represents to
             CSSA and Nominees:

                 a. Organization and Standing. The LL has been duly incorporated and is validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority necessary to own its properties and to conduct its business as presently conducted, to deliver this Agreement and all other agreements required to be executed by LL in connection with performance under this Agreement (collectively "Transaction Documents"), to issue and sell the Additional Shares and to carry out the provisions of this Agreement and the Transaction Documents, if any.


                 b. Authority for Agreement. The execution and delivery by the LL of the Transaction Documents, and the performance by LL of its obligations thereunder, have been duly and validly authorized by all requisite corporate action on the part of LL. The Transaction Documents, when executed and delivered, will be legally valid and binding obligations of LL, enforceable against LL in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and general principles of equity that restrict the availability of equitable remedies. To LL's knowledge, the execution and delivery of the Transaction Documents by LL and the performance by LL of its obligations there under do not, as of the date hereof, (i) conflict with or violate the provisions of the LL's Restated Articles of Incorporation or Bylaws, (ii) except with respect to the amendment to the Company's Restated Articles to increase the number of shares of authorized Common Stock of the Company, require on the part of the Seller any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under,




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                      result in the acceleration of, create in any party the
                      right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, lien, encumbrance or other arrangement to which the LL is a party or by which the LL is bound or to which its assets are subject, (iv) result in the imposition of any security interest upon any assets of the Seller or (v) violate or contravene any state statute, rule or regulation applicable to the LL or any order, writ, judgment, injunction, decree, determination or award.

         11. Representations and Warranties of Lender: Lender warrants and represents to CSSA and Nominees:

                 a. Authorization. Lender has full legal right, power and capacity to enter into this Agreement and all other Transaction Documents and perform his obligations hereunder and thereunder. Upon execution and delivery of this Agreement by the parties hereto and thereto, this Agreement shall constitute the legal, valid and binding obligation of the Lender, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor rights generally and by general equitable principles.

                 b. Title. The Lender (i) is the sole record and beneficial owner of the Pledged Shares set forth it the above recitals, which recital is incorporated herein, free and clear of all liens or encumbrances, save as disclosed in this Agreement and (ii) has sole managerial and dispositive authority with respect to such Pledged Shares. On the Closing Date, any and all proxies granted with respect to the Pledged Shares deposited hereunder shall have been validly revoked, provided however that until receipt of a Notice of Transfer, Lender may personally vote the Pledged Shares. Upon delivery to the Escrow Agent of the Pledged Shares to CSSA and Nominees, Lender will be deemed to have sold the Pledged Shares to CSSA for delivery to Nominees, and Nominees will own and hold, good and marketable title to the Pledged Shares, as reissued to Nominees, free and clear of any and all liens or contractual restrictions or limitations whatsoever.



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                 c.   Authorization. Lender has complied with all applicable
                      agreements, contracts, regulations and orders in connection with the execution, delivery and performance of this Agreement, and the transactions contemplated hereby and thereby. Lender is not required to submit any notice, report, or other filing with or to the Company or any governmental authority in connection with such Lender's execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby. No authorization, consent, approval, exemption or notice is required to be obtained by such Lender in connection with the execution, delivery, and performance of this Agreement and the transactions contemplated hereby.





         12. Authority of CSSA and Nominee. The execution and delivery by CSSA and Nominee of the this Agreement, and the performance by CSSA and Nominee of their respective obligations hereunder, have been duly and validly authorized by all requisite corporate action on the part of CSSA and Nominee. This Agreement, when executed and delivered, will be legally valid and binding obligations of CSSA and Nominee, as their interests appear, enforceable against CSSA and Nominee in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and general principles of equity that restrict the availability of equitable remedies. To CSSA and Nominee's knowledge, the execution and delivery of this Agreement by CSSA and Nominee and the performance by CSSA and Nominee of their respective obligations there under do not, as of the date hereof, (i) conflict with or violate the provisions of either CSSA or Nominee's Articles of Incorporation or Bylaws, (ii) require on the part of either CSSA




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             and Nominee any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent ore waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, lien, encumbrance or other arrangement to which CSSA or Nominee is a party or by which CSSA or Nominee is bound or to which its assets are subject, (iv) result in the imposition of any security interest upon any assets of CSSA or Nominee, or (v) violate or contravene any state statute, rue or regulation applicable to CSSA or Nominee or any order, writ, judgment, injunction, decree, determination or award.

         13. Escrow Agent: The parties designate Close Brothers (Caymans) Limited as Escrow Agent.

         14. Miscellaneous:

                 a. No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 b. Amendments, Waivers and Consents. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the party seeking such action shall obtain consent thereto in writing from the other parties. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.






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                 c.   Addresses for Notices. All notices, requests, demands and
                      other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telegraphed or delivered to each applicable party at the address set forth above or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Article. All such notices, requests, demands and other communications shall be considered to be effective when delivered.


                 d. Costs, Expenses and Taxes. All parties to bear their own expenses.

                 e. Effectiveness; Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of LL, Lender, CSSA and Nominees and the respective successors and assigns; provided, that, no party may assign any of its rights or obligations under this Agreement without the prior written consent of all other parties.

                 f. Prior Agreements. The Transaction Documents executed and delivered in connection herewith constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.


                 g. Governing Law; Venue. This Agreement shall be enforced, governed and construed in accordance with the laws the State of New York or federal securities law where applicable without giving effect to choice of laws principles or conflict of laws provisions. Any dispute arising out of this agreement shall first be submitted to arbitration before a single arbitrator sitting in Philadelphia, Pennsylvania, said arbitration to be conducted in accordance with the commercial rules of the American Arbitration Association. Any discovery permitted by the arbitrator shall be conducted in accordance with the Federal Rules of Civil Procedure relating to the conduct of written and oral discovery. Judgment may be entered upon the award of the arbitrator in any



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                      court of competent jurisdiction. The arbitrator shall
                      render his or her findings and award within 30 days of the completion of the hearing. The award shall be in writing and shall state the reasons for the award. The arbitrator may award costs and expenses at his or her discretion.


                 h. Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                 i. Survival of Representations and Warranties. All representations and warranties made in the Transaction Documents, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof for a period of two (2) years.

                 j. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.


                 k. Further Assurances. From and after the date of this Agreement, any party may request that any other party or parties hereto execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Transaction Documents.



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IN WITNESS HEREOF, THE PARTIES SET THEIR HANDS AS OF THE DATE FIRST ABOVE
WRITTEN:

LaserLock Technologies, Inc.                 Californian Securities S.A.
837 Lindy Lane                               Edificio Bilbao Plaza, Suite 418,
Bala Cynwyd, Pennsylvania 19004              Avenida Bilbao, Panama City
                                             Republic of Panama



By:  NORMAN GARDNER                          By:     JAVIER CALVO
Name:  Norman Gardner                        Name:   Javier Calvo
Title: President & CEO                       Title:  President

                                             Pacific Continental Securities (UK)
                                             Nominees, Limited
                                             80 Cannon Street
                                             London, UK  EC4M 6HL


NORMAN GARDNER                               By:________________________________
------------------------------------         Name:
Norman Gardner, Individually                 Title:




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